CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 84 to Registration Statement No. 002-80751 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Portfolios listed on the attached Schedule A, each a Portfolio constituting Brighthouse Funds Trust II (formerly, Metropolitan Series Fund) (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” and “Annual/Semiannual Reports” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2017

Schedule A

Portfolio Name	Report Date
Baillie Gifford International Stock Portfolio	2/24/2017
MetLife Aggregate Bond Index Portfolio (formerly, Barclays Aggregate Bond Index Portfolio)	2/24/2017
BlackRock Bond Income Portfolio	2/24/2017
BlackRock Capital Appreciation Portfolio	2/24/2017
BlackRock Large Cap Value Portfolio	2/24/2017
BlackRock Ultra-Short term Bond Portfolio	2/24/2017
Frontier Mid Cap Growth Portfolio	2/24/2017
Jennison Growth Portfolio	2/24/2017
Loomis Sayles Small Cap Core Portfolio	2/24/2017
Loomis Sayles Small Cap Growth Portfolio	2/24/2017
Brighthouse/Artisan Mid Cap Value Portfolio (formerly, Met/Artisan Mid Cap Value Portfolio)	2/24/2017
Brighthouse/Dimensional International Small Company Portfolio (formerly, Met/Dimensional International Small Company Portfolio)	2/24/2017
Brighthouse Asset Allocation 20 Portfolio (formerly, MetLife Asset Allocation 20 Portfolio)	2/24/2017
Brighthouse Asset Allocation 40 Portfolio (formerly, MetLife Asset Allocation 40 Portfolio)	2/24/2017
Brighthouse Asset Allocation 60 Portfolio (formerly, MetLife Asset Allocation 60 Portfolio)	2/24/2017
Brighthouse Asset Allocation 80 Portfolio (formerly, MetLife Asset Allocation 80 Portfolio)	2/24/2017
MetLife Mid Cap Stock Index Portfolio	2/24/2017
MetLife Stock Index Portfolio	2/24/2017
MFS Total Return Portfolio	2/24/2017
MFS Value Portfolio	2/24/2017
MetLife MSCI EAFE® Index Portfolio (formerly, MSCI EAFE® Index Portfolio)	2/24/2017
Neuberger Berman Genesis Portfolio	2/24/2017
MetLife Russell 2000® Index Portfolio (formerly, Russell 2000® Index Portfolio)	2/24/2017
T. Rowe Price Large Cap Growth Portfolio	2/24/2017
T. Rowe Price Small Cap Growth Portfolio	2/24/2017
Van Eck Global Natural Resources Portfolio	2/24/2017
Western Asset Management Strategic Bond Opportunities Portfolio	2/24/2017
Western Asset Management U.S. Government Portfolio	2/24/2017

Brighthouse/Wellington Balanced Portfolio (formerly, Met/Wellington Balanced Portfolio)	2/24/2017
Brighthouse/Wellington Core Equity Opportunities Portfolio (formerly, Met/Wellington Core Equity Opportunities Portfolio)	2/24/2017